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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-68710), on Form S-4 (No. 333-90597) and on Form S-8 (Nos. 333-64193 and 333-90361) of School Specialty, Inc. of our report dated June 9, 2000, except as to Note 3, which is as of April 29, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
July 19, 2002